Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Herve de Kergrohen, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

the quarterly report on Form 10-Q of Anavex Life Sciences Corp. for the period ended June 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	information contained in the quarterly report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Anavex Life Sciences Corp.

Date: August 19, 2009

/s/ Herve de Kergrohen
Dr. Herve de Kergrohen
Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Anavex Life Sciences Corp. and will be retained by Anavex Life Sciences Corp. and furnished to the Securities and Exchange Commission or its staff upon request.